EXHIBIT 99.1

American Telecom Services Announces Completion
Of a $12.5 Million Private Equity Offering

Principal Investors Include
Credit Suisse Securities (USA) LLC, SIAR Capital and Benchmark Capital

Contact:	Bruce Hahn, CEO
(310) 871-9904
(404) 261-7466
Bruce.Hahn@atsphone.com

Investor Contact:	Brett Maas, Principal
Hayden Communications
(646) 536-7331
brett@haydenir.com

Media Relations:	Danielle Ross
Comunicano, Inc
(858) 314-2958
dross@comunicano.com

FOR IMMEDIATE RELEASE

City of Industry, California, January 31, 2007 - American Telecom Services, Inc. (AMEX: TES), a provider of converged communications solutions, today announced the completion of a private offering of $12.5 million in Series A Cumulative Convertible Preferred Stock. Several institutional and accredited investors participated in the offering with the primary investors being Credit Suisse Securities (USA) LLC, SIAR Capital and Benchmark Capital Advisors.

“As ATS continues to expand its retail presence, products and recurring service line, this capital, coupled with our recently announced credit facility, will strengthen our financial position.” commented Bruce Hahn, American Telecom Services’ Chief Executive Officer. “We believe this offering is a significant endorsement from high-quality institutional investors who have expressed confidence in our business model, management team, and large market opportunity. This capital infusion will give us the ability to continue executing our plans for rapid growth.”

The private placement consisted of 5,000 shares of Series A Convertible Preferred Stock, which is convertible into a total of 2,941,175 common shares, in addition to 1,176,471 5-year warrants, which carry an exercise price of $4.25. An 8% annual cash dividend will be paid semi-annually to holders of the preferred. The Company plans to file a registration statement covering resale of the common shares underlying the preferred stock and the warrants.

The preferred stock and any common stock issuable upon conversion of the preferred stock or upon exercise of the warrants, as applicable, has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This press release shall not constitute an offer to sell, or the solicitation to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such and offering or sale would be unlawful.

About Credit Suisse

As one of the world's leading banks, Credit Suisse provides its clients with investment banking, private banking and asset management services worldwide. Credit Suisse offers advisory services, comprehensive solutions and innovative products to companies, institutional clients and high-net-worth private clients globally, as well as retail clients in Switzerland. Credit Suisse is active in over 50 countries and employs approximately 40,000 people. Credit Suisse's parent company, Credit Suisse Group, is a leading global financial services company headquartered in Zurich. Credit Suisse Group's registered shares (CSGN) are listed in Switzerland and, in the form of American Depositary Shares (CS), in New York. Further information about Credit Suisse can be found at www.credit-suisse.com

In its Investment Banking business, Credit Suisse offers securities products and financial advisory services to users and suppliers of capital around the world. Operating in 57 locations across 26 countries, Credit Suisse is active across the full spectrum of financial services products including debt and equity underwriting, sales and trading, mergers and acquisitions, investment research, and correspondent and prime brokerage services

About American Telecom Services

American Telecom Services, a leading provider of converged communication solutions targeting traditional and internet phones bundled with telecom service offerings, currently offers Digital Clear™ Internet phone bundles powered by SunRocket and Lingo, Inc. (Voice-over-Internet-Protocol or “VoIP”) and Pay N’ Talk™ prepaid residential long distance communications services powered by IDT Telecom. These services are bundled with ATS’ diverse line of custom-designed DECT 6.0 digital cordless multi-handset phones. ATS sells its phone/service bundles through major retailers under the “American Telecom”, “ATS”, Pay N’ Talk™ and Digital Clear™ brand names.

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's annual report on form 10-K for its fiscal year ended June 30, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

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